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                                                                     Exhibit 8.2


                                 March __, 1999


Qualix Group, Inc.
d.b.a. FullTime Software, Inc.
177 Bovet Road
Second Floor
San Mateo, CA  94402

Ladies and Gentlemen:

          This opinion is being delivered to you in connection with the Securities and Exchange Commission Registration Statement on Form S-4 and related Exhibits thereto (the "Registration Statement") relating to the Agreement and Plan of Reorganization (the "Agreement") among Legato Systems, Inc., a Delaware corporation ("Acquiror"), its wholly-owned subsidiary, Hat Acquisition Corp., a Delaware corporation ("Merger Sub"), and Qualix Group, Inc., a Delaware corporation ("Target"), dated October 25, 1998. Pursuant to the Agreement, Merger Sub will merge with and into Target (the "Merger"), and Target will become a wholly-owned subsidiary of Acquiror.

          Except as otherwise provided, capitalized terms referred to herein have the meanings set forth in the Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

          We have acted as legal counsel to Target in connection with the Merger. As such, and for the purpose of rendering this opinion, we have examined and are relying (or will rely) upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents (including all schedules and exhibits thereto):

          1.   The Agreement (including Exhibits);

          2. Representations made to us by Acquiror and Merger Sub in a letter of even date;

          3.   Representations made to us by Target in a letter of even date;
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Qualix Group, Inc.
d.b.a. FullTime Software, Inc.
March __, 1999
Page 2


          4. The Registration Statement (as defined in Section 2.23 of the Agreement); and

          5. Such other instruments and documents related to the formation, organization and operation of Acquiror, Merger Sub and Target or to the consummation of the Merger and the transactions contemplated thereby as we have deemed necessary or appropriate.

          In connection with rendering this opinion, we have assumed or obtained representations (and are relying thereon, without any independent investigation or review thereof) that:

          1. Original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be by the Effective Time of the Merger) due execution and delivery of all documents where due execution and delivery are prerequisites to effectiveness thereof;

          2. Any representation or statement made "to the best knowledge of" or otherwise similarly qualified is correct without such qualification. As to all matters in which a person or entity making a representation has represented that such person or entity either is not a party to, does not have, or is not aware of any plan, intention, understanding or agreement to take an action, there is in fact no plan, intention, understanding or agreement and such action will not be taken;

          3. The Merger will be consummated pursuant to the Agreement and will be effective under the laws of the state of Delaware. All covenants contained in the Agreement (including exhibits thereto and the representation letters) are performed without waiver or breach of any material provision thereof;

          4. After the Merger, Target will hold "substantially all" of its and Merger Sub's properties within the meaning of Section 368(a)(2)(E)(i) of the Code and the regulations promulgated thereunder and will continue its historic business or use a significant portion of its historic assets in a business;

          5. To the extent any expenses relating to the Merger (or the "plan of reorganization" within the meaning of Treas. Reg. Section 1.368-1(c) with respect to the Merger) are funded directly or indirectly by a party other than the incurring party, such expenses will be within the guidelines established in Revenue Ruling 73-54, 1973-1 C.B. 187; any expenses paid on behalf of Target shareholders will not exceed one percent (1%) of the total consideration that will be issued in the Merger to Target shareholders in exchange for their shares of Target stock;
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Qualix Group, Inc.
d.b.a. FullTime Software, Inc.
March __, 1999
Page 3

          6. No Target shareholder has guaranteed or will guarantee any Target indebtedness outstanding during the period immediately prior to the Merger, and at all relevant times, (i) no outstanding indebtedness of Target, Acquiror or Merger Sub has or will represent equity for tax purposes; (ii) no outstanding equity of Target, Acquiror or Merger Sub has or will represent indebtedness for tax purposes; and (iii) no outstanding security, instrument, agreement or arrangement that provides for, contains, or represents either a right to acquire Target stock or to share in the appreciation thereof constitutes or will constitute "stock" for purposes of Section 368(c) of the Code; and

          7. Counsel for both Acquiror and Target will, pursuant to Section 6.1(e) of the Agreement, each deliver an opinion to the effect that, for federal income tax purposes, the merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code.

          Based on our examination of the foregoing items and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that, if the Merger is consummated in accordance with the provisions of the Agreement (and without any waiver, breach or amendment of any provisions thereof), for federal income tax purposes, the Merger will be a "reorganization" as defined in Section 368(a) of the Code.

          In addition to the assumptions set forth above, this opinion is subject to the exceptions, limitations and qualifications set forth below.

          1. This opinion represents and is based upon our best judgment regarding the application of federal income tax laws arising under the Code, existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not successfully assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

          2. This opinion addresses only the classification of the Merger as a reorganization under Section 368(a) of the Code, and does not address any other federal, state, local or foreign tax consequences that may result form the Merger or any other transaction (including any transaction undertaken in connection with the Merger).

          3. No opinion is expressed as to any transaction other than the Merger as described in the Agreement or to any transaction whatsoever, including the Merger, if all the transactions described in the Agreement are not consummated in accordance with the terms of
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Qualix Group, Inc.
d.b.a. FullTime Software, Inc.
March __, 1999
Page 4

such Agreement and without waiver or breach of any material provision thereof or if all of the representations, warranties, statements and assumptions upon which we relied are not true and accurate at all relevant times. In the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

          4. This opinion has been delivered to you solely for the purpose of being included as an exhibit to the Registration Statement; it may not be relied upon for any other purpose (including, without limitation, satisfying any conditions in the Agreement) or by any other person or entity, and may not be made available to any other person or entity without our prior written consent.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the captions "Legal Matters" and "Certain Federal Income Tax Consequences." This consent is required to be filed with the Registration Statement under the provisions of the Securities Act of 1933.


                                           Very truly yours,


                                           WILSON SONSINI GOODRICH & ROSATI
                                           Professional Corporation